EXHIBIT 99.1

SP Plus Corporation Announces First Quarter 2023 Results

-- Accelerated Growth Strategy, Driven by Technology Solutions, Continues to Gain Traction --

-- Double-Digit Gross Profit Increases Achieved in Both Commercial and Aviation Segments --

-- Reaffirms Guidance for Significant Growth in 2023 --

CHICAGO, May 03, 2023 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America and Europe, today announced its first quarter 2023 results.

Management Commentary

Marc Baumann, Chairman and Chief Executive Officer, said, “This was another quarter of strong financial performance, reinforcing our confidence in our full-year 2023 guidance and supporting our view that SP+ is at an inflection point with respect to our growth trajectory, as we are well positioned to capture significant growth opportunities.

“Our first quarter gross profit benefitted from the investments we are making to accelerate growth amid increased activity in both of our business segments. In our Commercial segment, gross profit increased 14% year-over-year, led by continued strength of the business and commerce, hospitality, and residential verticals, and our continued success in deploying our Sphere™ technology solutions. We added 71 net new locations in our Commercial segment in the first quarter, the eighth consecutive quarter of net location growth, and maintained a strong twelve-month location retention rate of 93%. In our Aviation segment, gross profit increased 11% year-over-year, representing both acquisition and organic growth, as we added service offerings and benefited from new business wins.

“As previously noted, we increased our G&A investments in 2022 and year-to-date 2023 to support accelerated adoption of our technology solutions in both our Commercial and Aviation segments. We are pleased that 42% of our new Commercial locations in the first quarter were for deployments of our standalone Sphere technology solutions, without any other parking management services, a clear indication of our offerings’ strong appeal and our expanded addressable market. Technology-related revenues continued to increase, and we expect their full-year contribution to gross profit to double in 2023 from 2022 levels, on track to our goal of having technology solutions generate more than 10% of gross profit by 2025.”

Financial Summary

In millions except per share	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Gross profit (2),(3)	$55.1	$58.4	$48.5	$51.4
General and administrative expenses (3)	$30.6	$29.3	$24.5	$24.4
Operating income (3)	$19.3	$23.7	$20.1	$23.0
Net income attributable to SP Plus(3)	$8.4	$11.6	$10.7	$12.8
Net income per share (EPS) (3)	$0.42	$0.58	$0.50	$0.60
EBITDA (1),(3)	NA	$28.2	NA	$26.4
Net cash provided by operating activities	$7.7	NA	$26.4	NA
Free cash flow (1)	NA	$0.3	N/A	$23.8

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) GAAP gross profit includes depreciation and amortization expense. Please refer to the table accompanying this release for a reconciliation of GAAP gross profit.

(3) Adjusted gross profit, adjusted general and administrative expenses, adjusted operating income, adjusted net income attributable to SP Plus, adjusted net income per diluted share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring, integration and other costs; (b) the amortization of acquired intangible assets; and (c) with respect to adjusted gross profit, depreciation and amortization expense. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

First Quarter Operating Results

Reported gross profit in the first quarter of 2023 increased 14% year-over-year to $55.1 million. Excluding depreciation, restructuring and integration costs, adjusted gross profit was also up 14% to $58.4 million, driven by strong year-over-year growth at same locations and net new business wins.

First quarter 2023 reported general and administrative (“G&A”) expenses were $30.6 million, compared to $24.5 million in the year ago quarter. Adjusted G&A expenses for the first quarter of 2023, excluding restructuring, integration and other costs, were $29.3 million, compared to $24.4 million in the first quarter of 2022, mainly due to continued investments to support our business development and technology deployment and growth initiatives.

First quarter 2023 reported net income attributable to SP Plus was $8.4 million, or $0.42 per diluted share, compared to $10.7 million, or $0.50 per diluted share in the year ago quarter. First quarter 2023 adjusted earnings per share were $0.58, 3% lower than adjusted earnings per share of $0.60 for the first quarter of 2022, primarily due to higher interest rates and depreciation and amortization expense.

First quarter 2023 cash flow from operations totaled $7.7 million and free cash flow was $0.3 million, reflecting a year-over-year decrease as compared to $26.4 million and $23.8 million, respectively, due primarily to the receipt of a $20.5 million federal income tax refund in the year ago quarter.

2023 Outlook - Reaffirmed

Mr. Baumann concluded, “As we noted in our year-end 2022 release, our strategic growth plan has three key objectives:

  strengthen our leadership position by bringing innovative technology solutions and superior operations to existing and new clients;
  increase our addressable market and realize revenue synergies through our recent acquisitions; and
  leverage and monetize our technology investments to further accelerate gross profit growth.

“We made progress in all three areas in the first quarter, and we continue to expect 2023 to be a year of double-digit gross profit and adjusted EBITDA growth, both at the midpoints of the guidance ranges. Additionally, as we continue to successfully deploy our technology-enabled solutions at both existing and new locations, we expect to see less seasonality in our business than we have historically experienced, with progressive increases in gross profit that are most pronounced in the second half of the year. The free cash flow reflected in our guidance, which anticipates elevated levels of capital expenditures primarily for technology investments and a higher interest rate environment, provides the flexibility to maintain our capital allocation priorities of organic growth projects, acquisitions and share buybacks, all with the aim of creating additional shareholder value.

“Longer term, we believe our multi-faceted growth strategy, coupled with consumer trends that favor technology-driven mobility solutions, support our ability to achieve high single-digit gross profit growth beyond 2023. Additionally, we expect to be able to gain significant operating leverage on this higher growth rate, leading to accelerated growth in EBITDA and EPS.”

	Reported	Adjusted / Non-GAAP
Gross Profit	$225 - $245 million	$240 - $260 million
EBITDA	NA	$125 - $135 million
Net Income	$43 - $53 million	$54 - $64 million
EPS	$2.15 - $2.65	$2.70 - $3.20
Free Cash Flow	NA	$60 - $70 million

Conference Call

The Company’s quarterly earnings conference call will be held at 4 p.m. (CT) on May 3, 2023 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company’s Investor Relations page at https://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ blends industry-leading technology and best-in-class operations to deliver mobility solutions that enable the efficient movement of people, vehicles and personal belongings. The Company is committed to elevating the consumer experience while meeting the objectives of its diverse clients across North America and Europe. For more information, visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption “2023 Outlook- Reaffirmed”, expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “pathway”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s ability to successfully effect its strategic growth plan; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risks relating to the Company’s acquisition strategy; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risk management and safety programs do not have the intended effect; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions, including inflation or rising interest rates, or changes in demographic trends; the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; risks associated with operations outside of North America; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company’s competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; goodwill impairment charges or impairment of long-lived assets; risks due to the Company’s substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company’s indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company’s business or satisfy liquidity needs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; the long-term impact of climate change on our business; and actions of activist investors.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP. Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted operating income, adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per diluted share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance. Such adjustments include, among other things: (i) restructuring, acquisition, integration and other costs; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures or sale of other investments; (viii) non-routine tax items; and (ix) with respect to adjusted gross profit, depreciation and amortization expense. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company’s definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions or the purchase of intangible assets and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distributions to non-controlling interests, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted operating income, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company’s operating performance or liquidity than gross profit, G&A, operating income, net income, EPS, or net cash provided by (used in) operating activities, as determined in accordance with U.S. GAAP. In addition, the Company’s calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

The summary consolidated financial statements presented below reflect a combination of certain line items from our consolidated financial statements and should be read in conjunction with the financial statements and notes set forth in our Annual Report on Form 10-K and quarterly filings with the SEC.

Contact:
Connie Jin	Vicky Nakhla
SVP, Corporate Development	ADVISIRY PARTNERS
(312) 274-2105	(212) 750-5800
cjin@spplus.com	vicky.nakhla@advisiry.com

SP Plus Corporation
Summary Condensed Consolidated Statements of Income
(millions, except for share and per share data) (unaudited)	Three Months Ended
	March 31, 2023	March 31, 2022
Total services revenue	$425.3	$349.8
Total cost of services (exclusive of depreciation and amortization)	367.0	298.4
General and administrative expenses	30.6	24.5
Depreciation and amortization	8.4	6.8
Operating income	19.3	20.1
Interest expense, net of interest income	6.7	4.6
Earnings before income taxes	12.6	15.5
Income tax expense	3.3	4.2
Net income	9.3	11.3
Less: Net income attributable to noncontrolling interest	0.9	0.6
Net income attributable to SP Plus Corporation	$8.4	$10.7
Common stock data
Net income per common share
Basic	$0.43	$0.50
Diluted	$0.42	$0.50
Weighted average shares outstanding
Basic	19,701,426	21,226,952
Diluted	19,867,300	21,338,299

SP Plus Corporation
Revenue and Gross Profit, before depreciation and amortization expense - by Contract type
(millions) (unaudited)	Three Months Ended
	March 31, 2023	March 31, 2022
Lease type contracts
Service revenue	$68.2	$62.6
Subtract: Cost of services (exclusive of depreciation and amortization)	(55.2)	(52.0)
Lease type gross profit, before depreciation and amortization expense	$13.0	$10.6

Management type contracts
Service revenue	$148.1	$121.8
Subtract: Cost of services (exclusive of depreciation and amortization)	(102.8)	(81.0)
Management type gross profit, before depreciation and amortization expense	$45.3	$40.8

Other revenue and cost of services
Reimbursed management type contract revenue	$209.0	$165.4
Subtract: Reimbursed management type contract expense	(209.0)	(165.4)
Other gross profit, before depreciation and amortization expense	$0.0	$0.0

SP Plus Corporation
Reconciliation of Non-GAAP Measures
(millions, except for share and per share data) (unaudited)
	Three Months Ended
Gross profit	March 31, 2023	March 31, 2022
Total services revenue	$425.3	$349.8
Subtract: Total cost of services (exclusive of depreciation and amortization)	(367.0)	(298.4)
Gross profit, before depreciation and amortization expense	58.3	51.4
Subtract: Depreciation and amortization	(3.2)	(2.9)
Gross profit, GAAP (1)	55.1	48.5
Add: Depreciation and amortization	3.2	2.9
Add: Restructuring, integration and other costs	0.1	―
Adjusted gross profit	$58.4	$51.4
(1) GAAP gross profit includes depreciation and amortization expense

	Three Months Ended
General and administrative expenses	March 31, 2023	March 31, 2022
General and administrative expenses, GAAP	$30.6	$24.5
Subtract: Restructuring, integration and other costs	(1.3)	(0.2)
Other, rounding	―	0.1
Adjusted G&A	$29.3	$24.4

	Three Months Ended
Operating income	March 31, 2023	March 31, 2022
Operating income, GAAP	$19.3	$20.1
Add: Restructuring, integration and other costs	1.4	0.2
Add: Amortization of acquired intangibles	3.0	2.8
Other, rounding	―	(0.1)
Adjusted operating income	$23.7	$23.0

	Three Months Ended
Net income attributable to SP Plus	March 31, 2023	March 31, 2022
Net income attributable to SP Plus, GAAP	$8.4	$10.7
Add: Restructuring, integration and other costs	1.4	0.2
Add: Amortization of acquired intangibles	3.0	2.8
Net tax effect of adjustments	(1.2)	(0.8)
Other, rounding	―	(0.1)
Adjusted net income attributable to SP Plus	$11.6	$12.8
Adjusted net income per share
Basic	$0.59	$0.60
Diluted	$0.58	$0.60

	Three Months Ended
Adjusted EBITDA	March 31, 2023	March 31, 2022
Net income attributable to SP Plus, GAAP	$8.4	$10.7
Add (subtract):
Income tax expense	3.3	4.2
Interest expense, net	6.7	4.6
Total depreciation and amortization expense	8.4	6.8
Restructuring, integration and other costs	1.4	0.2
Other, rounding	―	(0.1)
Adjusted EBITDA	$28.2	$26.4

SP Plus Corporation
Selected Segment Data (millions, unaudited)
	Three Months Ended
Commercial Segment	March 31, 2023	March 31, 2022
Gross Profit, GAAP (1)	$41.1	$35.9
Add: Depreciation and amortization	1.9	1.8
Add: Restructuring, integration and other costs	0.1	―
Adjusted Gross Profit	$43.1	$37.7

General and administrative expenses, GAAP	$8.2	$6.1
Subtract: Restructuring, integration and other costs	(0.4)	(0.1)
Other, rounding	(0.1)	0.1
Adjusted G&A	$7.7	$6.1

Operating income, GAAP	$31.2	$28.6
Add: Amortization of acquired intangibles	1.5	1.1
Add: Restructuring, integration and other costs	0.5	0.1
Adjusted Operating Income	$33.2	$29.8
(1) GAAP gross profit includes depreciation and amortization expense

	Three Months Ended
Aviation Segment	March 31, 2023	March 31, 2022
Gross Profit, GAAP (1)	$14.0	$12.6
Add: Depreciation and amortization	1.3	1.1
Adjusted Gross Profit	$15.3	$13.7

General and administrative expenses, GAAP	$3.9	$2.7
Subtract: Restructuring, integration and other costs	(0.2)	(0.1)
Other, rounding	(0.1)	―
Adjusted G&A	$3.6	$2.6

Operating income, GAAP	$8.6	$8.1
Add: Amortization of acquired intangibles	1.5	1.7
Add: Restructuring, integration and other costs	0.2	0.1
Adjusted Operating Income	$10.3	$9.9
(1) GAAP gross profit includes depreciation and amortization expense

SP Plus Corporation
Summary Condensed Consolidated Balance Sheets

(millions, except for share and per share data)	March 31, 2023	December 31, 2022
Assets	(unaudited)
Cash and cash equivalents	$29.8	$12.4
Accounts receivable, net	159.0	167.7
Prepaid expenses and other current assets	17.2	16.7
Total current assets	206.0	196.8
Property and equipment, net	63.3	60.2
Right-of-use assets	160.5	166.9
Goodwill	543.3	543.2
Other intangible assets, net	66.1	68.9
Other assets, net	86.3	85.4
Total noncurrent assets	919.5	924.6
Total assets	$1,125.5	$1,121.4
Liabilities and stockholders’ equity
Accounts payable	$140.4	$133.4
Accrued and other current liabilities	108.7	137.6
Short-term lease liabilities	57.1	60.2
Current portion of long-term borrowings	12.3	12.4
Total current liabilities	318.5	343.6
Long-term borrowings, excluding current portion	364.5	331.8
Long-term lease liabilities	150.5	158.5
Other noncurrent liabilities	66.7	61.8
Total noncurrent liabilities	581.7	552.1
Total SP Plus Corporation stockholders’ equity	225.2	226.0
Noncontrolling interest	0.1	(0.3)
Total stockholders’ equity	225.3	225.7
Total liabilities and stockholders’ equity	$1,125.5	$1,121.4

SP Plus Corporation
Summary Condensed Consolidated Statements of Cash Flows
(millions) (unaudited)	Three Months Ended
	March 31, 2023	March 31, 2022
Net cash provided by operating activities	$7.7	$26.4
Net cash used in investing activities	(8.8)	(2.2)
Net cash provided by (used in) financing activities	18.7	(16.6)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.1
Increase in cash and cash equivalents	17.4	7.7
Cash and cash equivalents at beginning of year	12.4	15.7
Cash and cash equivalents at end of period	$29.8	$23.4
Supplemental disclosures
Cash paid (received) during the period for
Interest	$6.6	$4.5
Income taxes, net	$0.1	($20.6)

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)	Three Months Ended
	March 31, 2023	March 31, 2022
Net cash provided by operating activities	$7.7	$26.4
Net cash used in investing activities	(8.8)	(2.2)
plus: Noncontrolling interest buyout	2.1	―
Distributions to noncontrolling interests	(0.5)	(0.5)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.1
Free cash flow	$0.3	$23.8

SP Plus Corporation
	March 31, 2023	December 31, 2022	March 31, 2022
Commercial Segment Facilities
Leased facilities	414	421	424
Managed facilities	2,787	2,709	2,612
Total Commercial Segment facilities	3,201	3,130	3,036

Aviation Segment - Airports served
North America	101	100	89
Europe	58	58	―
Total Airports (1)	159	158	89

(1) The increase as of December 31, 2022 included 65 unique airports added as a result of the acquisition of KMP

SP Plus Corporation
Reconciliation of forward-looking non-GAAP measures to their comparable GAAP measures

2023 Outlook Reaffirmed (1)

Gross profit, GAAP (2)	$225 - $245 million
plus: Depreciation and amortization	$13 - $15 million
Adjusted Gross Profit	$240 - $260 million

Net income attributable to SP Plus, GAAP	$43 - $53 million
plus: Income tax expense	$17 - $21 million
plus: Interest expense, net of interest income	$24 - $26 million
plus: Total depreciation and amortization expense	$34 - $36 million
plus: Restructuring, integration and other costs	Approximately $3 million
Adjusted EBITDA	$125 - $135 million

Per Share (3)
Net income attributable to SP Plus, GAAP	$43 - $53 million	$2.15 - $2.65
plus: Amortization of acquired intangibles, after tax	Approximately $9 million
plus: Restructuring and other costs, after tax	Approximately $2 million
Adjusted net income attributable to SP Plus	$54 - $64 million	$2.70 - $3.20

Net cash from operating activities	$80 - $95 million
less: Capital expenditures, net	$17 - $21 million
less: Distributions to noncontrolling interests	$3 - $4 million
Free cash flow	$60 - $70 million

(1) 2023 Outlook does not contemplate additional acquisitions
(2) GAAP gross profit includes depreciation and amortization expense
(3) Assumes approximately 20 million fully diluted weighted average shares outstanding in 2023